Exhibit 10.5

AMENDMENT NO. 12
TO THE
ENSCO SAVINGS PLAN
(As Revised and Restated Effective January 1, 1997)

             THIS AMENDMENT NO. 12, executed this 11th day of March, 2008, and effective as of the dates specified herein, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

W I T N E S S E T H:

             WHEREAS, the Company revised and restated the ENSCO Savings Plan (the "Plan"), effective January 1, 1997, except for certain provisions for which another effective date was subsequently provided elsewhere in the terms of the Plan, to (i) incorporate the prior amendments to the Plan, (ii) incorporate such other provisions as were necessary due to the merger of the Penrod Thrift Plan and the Dual 401(k) Plan into the Plan, (iii) clarify the definition of "annual compensation" used for nondiscrimination testing under Sections 401(k) and 401(m) of the Code, and (iv) bring the Plan into compliance with the Internal Revenue Code of 1986, as amended (the "Code"), as modified by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade under the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the date the Plan was last restated;

             WHEREAS, the Company adopted Amendment No. 1 to the revised and restated Plan, effective January 1, 2002, to reflect the proposed Treasury regulations (the "Proposed Regulations") issued under Section 401(a)(9) of Code;

             WHEREAS, the Company adopted Amendment No. 2 to the revised and restated Plan, effective as of January 1, 2002, except as specifically otherwise in Amendment No. 2, to (i) reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") which generally became applicable to the Plan effective as of January 1, 2002, and (ii) constitute good faith compliance with the requirements of EGTRRA;

             WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 15.6 of the Plan which have been clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the "Final Claims Procedure Regulations");

             WHEREAS, the Proposed Regulations for which the revised and restated Plan was amended by Amendment No. 1 were replaced by final Treasury regulations that were issued April 17, 2002 under section 401(a)(9) of the Code relating to required minimum distributions under Section 15.4 of the Plan (the "Final Required Minimum Distribution Regulations");

             WHEREAS, the Company acquired Chiles Offshore Inc. "Chiles"), effective August 7, 2002, pursuant to a merger agreement among the Company, Chore Acquisition, Inc. ("Chore"), a wholly-owned subsidiary of the Company, and Chiles, whereby Chiles was merged with and into Chore, with Chore being the surviving company and continuing to exist as a wholly-owned subsidiary of the Company and the successor sponsor to Chiles of the Chiles Offshore Inc. 401(k) Retirement Savings Plan (the "Chiles 401(k) Plan");

             WHEREAS, the employees of Chiles that continued as employees of a subsidiary of the Company on and after August 7, 2002 continued to be eligible to participate in the Chiles 401(k) Plan through September 30, 2002 and then became eligible to participate in the Plan effective October 1, 2002;

             WHEREAS, the Chiles 401(k) Plan was merged into the Plan effective October 1, 2002 and the assets of the Chiles 401(k) Plan were transferred on October 1, 2002 from the trust established pursuant to the Chiles 401(k) Plan to the trust established pursuant to the Plan;

             WHEREAS, the Company adopted Amendment No. 3 to the revised and restated Plan, effective as of October 1, 2002, unless specifically provided otherwise in Amendment No. 3, to, among other things, (i) revise Section 15.6 of the Plan to provide that the administrator of the Plan shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Plan which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time, (ii) reflect the Final Required Minimum Distribution Regulations by amending Section 15.4 of the Plan consistent with the Model Amendment provided by the Internal Revenue Service in Rev. Proc. 2002-29, (iii) permit participation in the Plan on October 1, 2002 (the "Date of Participation") by all employees of Chiles who are both eligible to participate in the Chiles 401(k) Plan as of September 30, 2002 and are employed by the Company or a subsidiary of the Company on October 1, 2002, (iv) provide all employees of Chiles who begin to participate in the Plan as of the Date of Participation with credit for all actual service with Chiles for purposes of the eligibility and vesting provisions of the Plan, (v) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for at least three years of vesting service as of the Date of Participation shall continue to vest under the Plan in his account balance in the Plan pursuant to the vesting schedule contained in the Chiles 401(k) Plan, (vi) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for two years of vesting service as of the Date of Participation shall remain 40% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (vii) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for one year of vesting service as of the Date of Participation shall remain 20% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (viii) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall become fully vested in his account balance in the Plan as of the date he has both attained age 55 and received credit under the Plan for at least five years of vesting service, and (ix) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall be eligible for an in-service withdrawal from the Plan under Section 15.5(c) of the Plan once every six months after he has attained 59-1/2;

             WHEREAS, the Company adopted Amendment No. 4 to the revised and restated Plan to retroactively amend the definition of Profit Sharing Entry Date in Section 1.16 of the Plan to conform the terms of Section 1.16 of the Plan to the actual operation of the Plan as authorized by Section 2.07(3) of Appendix B to Rev. Proc. 2002-47;

             WHEREAS, the Company adopted Amendment No. 5 to the revised and restated Plan to (i) reduce the service requirement to become eligible to participate in the 401(k) feature of the Plan, (ii) revise the requirements for an election to participate in the 401(k) feature of the Plan and for subsequent amendments to a salary reduction agreement, and (iii) increase the maximum deferral percentage that may be elected under a salary reduction agreement;

             WHEREAS, EGTRRA amended Section 401(a)(31)(B) of the Code to require that mandatory distributions of more than $1,000 from the Plan be paid in a direct rollover to an individual retirement plan as defined in Sections 408(a) and (b) of the Code if the distributee does not make an affirmative election to have the amount paid in a direct rollover to an eligible retirement plan or to receive the distribution directly and I.R.S. Notice 2005-5 provides that this provision becomes effective to the Plan for distributions on or after March 28, 2005;

             WHEREAS, the Company adopted Amendment No. 6 to the revised and restated Plan (i) effective as of September 1, 2005, to increase the normal retirement age under the Plan from age 60 to age 65, and (ii) effective as of March 28, 2005, to comply with the provisions of Section 401(a)(31)(B) of the Code, as amended by EGTRRA and the guidance issued in I.R.S. Notice 2005-5 relating to the application of the new rules in connection with automatic rollovers of certain mandatory distributions;

             WHEREAS, the Katrina Emergency Tax Relief Act of 2005 ("KETRA") amended the Code to immediately authorize tax-favored withdrawals and special provisions for loans from qualified retirement plans to provide relief relating to Hurricane Katrina;

             WHEREAS, the Company adopted Amendment No. 7 to the revised and restated Plan, effective as of October 3, 2005, to provide temporary relief to certain participants and related individuals affected by Hurricane Katrina in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

             WHEREAS, the Gulf Opportunity Zone Act of 2005 amended the Code to expand the hurricane-related relief provided under KETRA to victims of Hurricane Rita and Hurricane Wilma;

             WHEREAS, the Company adopted Amendment No. 8 to the revised and restated Plan to provide temporary relief to certain participants and related individuals affected by Hurricane Rita and/or Hurricane Wilma in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

             WHEREAS, the Company adopted Amendment No. 9 to the revised and restated Plan, effective January 1, 2007, to reduce the service requirement to become eligible to participate in the profit sharing feature of the Plan with respect to employees who are employed or reemployed after December 31, 2006;

             WHEREAS, the Department of Treasury issued final regulations under Sections 401(k) and 401(m) of the Code which generally became applicable to the Plan effective as of January 1, 2006 (collectively the "Final 401(k)/401(m) Regulations");

             WHEREAS, the Company adopted Amendment No. 10 to the revised and restated Plan (i) effective as of January 1 2006, to reflect the Final 401(k)/401(m) Regulations and to constitute good faith compliance with the Final 401(k)/(m) Regulations and (ii) effective as of January 1, 2007, to exclude Carl F. Thorne from further participation in the profit sharing feature of the Plan;

             WHEREAS, the Company adopted Amendment No. 11 to the revised and restated Plan, effective January 1, 2008, to (i) clarify that certain highly compensated employees are not permitted to amend their salary reduction contribution elections for a year during the year, and (ii) amend the vesting schedule in Section 14.2 of the Plan;

             WHEREAS, the Pension Protection Act of 2006 requires participant-directed individual account plans to provide quarterly benefit statements to the plans' participants providing certain specific information;

             WHEREAS, the Department of Labor issued final regulations relating to qualified default investment alternatives in participant-directed individual account plans which may become applicable to a plan effective on or after December 24, 2007 (the "Qualified Default Investment Alternatives Regulations"); and

             WHEREAS, the Company now desires to adopt this Amendment No. 12 to the revised and restated Plan, to (i) amend, effective as of January 1, 2008, the investment funds specified in Section 1.24 of the Plan available for participant direction of investment, (ii) amend, effective June 1, 2008, Section 1.24 and Section 22.8 of the Plan to provide a limitation on the portion of a participant's individual account that may be invested in Fund 5, (iii) amend, effective June 1, 2008, Section 3.1 of the Plan to provide for automatic enrollments, (iv) amend, effective as of January 1, 2007, Section 10.2 and Section 22.8 of the Plan to comply with the quarterly benefit statement requirements of the Pension Protection Act of 2006, (v) amend, effective June 1, 2008, Section 15.11 of the Plan to provide for eligible rollover distributions by non-spousal beneficiaries as permitted by the Pension Protection Act of 2006, and (vi) amend, effective June 1, 2008, Section 22.8 and Section 22.10 of the Plan to change the default investment fund and to specify related procedures in compliance with the Qualified Default Investment Alternatives Regulations governing the investment of the individual account of new participants with an employment or re-employment commencement date after May 31, 2008 who fail to affirmatively direct the investment of their individual accounts;

             NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 12 to the Plan:

             1.    Section 1.24 of the Plan is hereby amended, effective as of January 1, 2008 and effective June 1, 2008, to read as follows:

          Sec. 1.24    Investment Fund or Funds means one or more funds designated by the Administrator pursuant to Section 22.8 from time to time and maintained for the purpose of providing a vehicle for the investment of assets of the Trust Fund, in accordance with the directions of each Participant, Former Participant or Beneficiary with respect to his Individual Account, until such Investment Fund or Funds shall be eliminated by action of the Administrator. As of January 1, 2008, the Investment Funds shall be:

Fund 1: T. Rowe Price Balanced Fund;
Fund 2: T. Rowe Price Spectrum Growth Fund;
Fund 3: T. Rowe Price Spectrum Income Fund;
Fund 4: T. Rowe Price Stable Value Fund (formerly known as the T. Rowe Price Blended Stable Value Fund prior to May 1, 2000);
Fund 5: Company Stock Fund;
Fund 6: T. Rowe Price Equity Income Fund;
Fund 7: Vanguard Institutional Index Fund;
Fund 8: T. Rowe Price Blue Chip Growth Fund;
Fund 9: T. Rowe Price Mid-Cap Growth Fund;
Fund 10: T. Rowe Price Small-Cap Stock Fund;
Fund 11: Vanguard Total Bond Market Index Signal Fund;
Fund 12: American Funds EuroPacific Growth R5 Fund;
Fund 13: T. Rowe Price Retirement Income Fund;
Fund 14: T. Rowe Price Retirement 2005 Fund;
Fund 15: T. Rowe Price Retirement 2010 Fund;
Fund 16: T. Rowe Price Retirement 2015 Fund;
Fund 17: T. Rowe Price Retirement 2020 Fund;
Fund 18: T. Rowe Price Retirement 2025 Fund;
Fund 19: T. Rowe Price Retirement 2030 Fund;
Fund 20: T. Rowe Price Retirement 2035 Fund;
Fund 21: T. Rowe Price Retirement 2040 Fund;
Fund 22: T. Rowe Price Retirement 2045 Fund;
Fund 23: T. Rowe Price Retirement 2050 Fund; and
Fund 24: T. Rowe Price Retirement 2055 Fund.

The Administrator may direct the Trustee to invest one or more of such funds with a specified insurance company or mutual fund, or appoint an investment advisor as provided in Section 22.5 to manage the same and may also direct the Trustee to establish new Investment Funds or delete existing Investment Funds from time to time. Effective June 1, 2008, a Participant may direct that the assets of his Individual Account may be invested in Fund 5 only in accordance with the specific limitations of Section 22.8.

2. Section 3.1 of the Plan is hereby amended, effective June 1, 2008, by adding a new subsection (b)(vi) to the end thereof to read as follows:
(vi) Automatic Enrollment Effective June 1, 2008. The Administrator shall provide a Notice described in this subsection (b)(vi) to each individual who is initially employed or re-employed as an Employee after May 31, 2008 but does not agree to a reduction in his Annual Compensation from his Employer pursuant to Section 3.1(a) by executing an enrollment form or, if allowed by the Administrator, by giving an Interactive Electronic Communication, containing a salary reduction agreement as described in Section 3.1(b). The Administrator may determine to limit the application of this subsection (b)(vi) to Employees who are subject to United States federal income tax. The Notice shall be provided to any such Employee as soon as administratively practicable after his employment or re-employment commencement date which is the date the Employee first performs an Hour of Service. The terms of that Notice shall provide that the Administrator shall automatically enroll each such Employee in the 401(k) feature of the Plan pursuant to Sections 2.2 and 3.1(a) and that such Employee shall be deemed to have agreed to a reduction in his Annual Compensation from his Employer in an amount equal to three percent of his Annual Compensation per payroll period commencing with the payroll period which next follows the 30th day following the 401(k) Entry Date which coincides with or next follows the date upon which he satisfies the eligibility requirements specified in Section 2.1(ii) for participation in the 401(k) feature of the Plan, subject to the restrictions and limitations of Article IV hereof, unless the Employee affirmatively elects prior to that payroll period to cancel his automatic enrollment. If the Administrator determines that it is not administratively practicable to process the automatic enrollment of an Employee prior to the end of the payroll period specified in the preceding sentence, that automatic enrollment shall be effective as of the next succeeding payroll period. The Notice shall also provide that the balance of each such Employee's Individual Account shall be invested in the qualified default investment alternative in accordance with the provisions of Section 22.8. In addition, that Notice shall provide that each such Employee may elect to amend his automatic enrollment for the payroll period in which his automatic enrollment shall become effective, or cancel or amend his automatic enrollment for any future payroll period, in accordance with Section 3.1(b)(iii).

             3.    Section 10.2 of the Plan is hereby amended, effective as of January 1, 2007, to read as follows:

             Sec. 10.2    Periodic Benefit Statements. Effective January 1, 2007, the Administrator shall advise, at least quarterly, each Participant, Former Participant, Beneficiary and Alternate Payee for whom an Individual Account is held hereunder of the then fair market value of such Individual Account and of such other information specified in Section 22.8 or as required by ERISA, Department of Labor regulations or other applicable guidance. Prior to January 1, 2007, the Administrator shall be required to provide an annual statement to each Participant, Former Participant, Beneficiary and Alternate Payee for whom an Individual Account is held hereunder of the then fair market value of such Individual Account.

             4.    Section 15.11 of the Plan is hereby amended, effective June 1, 2008, to read as follows:

             Sec. 15.11    Tax Withholding and Participant's Direct Rollover. Unless provided otherwise in regulations promulgated by the Secretary of the Treasury, to the extent required under Section 3405 of the Code, the Trustee shall withhold 20% of the taxable portion of a Plan distribution or withdrawal made to a Participant, Former Participant, Alternate Payee or Beneficiary which constitutes an Eligible Rollover Distribution (as defined below). Any amount withheld shall be deposited by the Trustee with the Internal Revenue Service for the purpose of paying the distributee's federal income tax liability associated with the distribution or withdrawal. Notwithstanding the foregoing provisions, each Direct Rollover Distributee (as defined below) shall be provided with a Notice described in Section 15.2 and given the right to elect [pursuant to Section 401(a)(31) of the Code and the applicable Treasury regulations promulgated thereunder] during the period prescribed in Section 15.2 to rollover all or any portion of the taxable amount of such person's distribution or withdrawal (subject to limitations and restrictions, if any, adopted by the Administrator in accordance with applicable Treasury regulations) directly to an Eligible Retirement Plan (as defined below) and, to the extent a direct rollover is elected by any Direct Rollover Distributee, the withholding requirements of this Section 15.11 shall not apply. If permitted by the Code or applicable Treasury regulations, a direct rollover as described in the preceding sentence may be accomplished by delivering a check from the Plan to the Direct Rollover Distributee payable to the trustee or custodian of the Eligible Retirement Plan. Each such direct rollover election shall be in writing on a form prescribed by the Administrator for such purpose or, if allowed by the Administrator, by Interactive Electronic Communication, and given to the Direct Rollover Distributee within a reasonable period of time prior to the distribution or withdrawal.

             For purposes of this Section 15.11, the following terms shall have the following meanings:

(a) "Direct Rollover Distributee" shall mean a Participant, a Former Participant, a spouse of a Participant or a Former Participant, and a Participant's or Former Participant's former spouse who is the Alternate Payee under a Qualified Domestic Relations Order. Effective June 1, 2008, Direct Rollover Distributee shall also include a Participant's or Former Participant's non-spouse designated Beneficiary who receives an otherwise qualifying distribution after May 31, 2008 from a Participant's or Former Participant's Individual Account, provided such distribution is directly rolled over to an individual retirement account described in Section 408(a) of the Code which is established as an inherited IRA in accordance with guidance issued by the Department of Treasury or the Internal Revenue Service.

(b) "Eligible Retirement Plan" shall mean, except as otherwise provided in this Section 15.11(b), an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), an annuity plan described in Section 403(a) of the Code, a qualified trust described in Sections 401(a) and 501(a) of the Code, and an eligible plan under Section 457(b) of the Code which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that will accept an Eligible Rollover Distribution and, in the case of an eligible plan under Section 457(b) of the Code, that agrees to separately account for amounts transferred into such plan from the Plan.

(c) "Eligible Rollover Distribution" shall mean any distribution of all or a portion of a Participant's or Former Participant's Individual Account to a Direct Rollover Distributee; provided, however, an Eligible Rollover Distribution shall not mean any distribution of all or a portion of a Participant's or Former Participant's Individual Account (i) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Direct Rollover Distributee or the joint lives (or joint life expectancies) of the Direct Rollover Distributee and his designated Beneficiary, (ii) that is paid for a specified period of ten years or more, (iii) that is a part of a series of distributions during a calendar year to the extent that such distributions are expected to total less than $200 or a total lump sum distribution which is less than $200, as described in Q&A-11 of Treas. Reg. S1.401(a)(31)-1, (iv) to the extent such distribution is required by Section 401(a)(9) of the Code as provided in Section 15.4, and (v) to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock).

               5.    Section 22.8 of the Plan is hereby amended, effective as of January 1, 2008 and effective June 1, 2008, to read as follows:

             Sec. 22.8    Participant Direction of Investments. To the extent permitted by the Administrator from time to time, based on a non-discriminatory policy, each Participant and Former Participant may direct the Trustee concerning the investment of his Individual Account among Investment Funds made available to the Participants and Former Participants by the Administrator from time to time. The investment direction rights under this Section 22.8 and the related procedures shall also apply to Beneficiaries and Alternate Payees for whom an Individual Account is held under the Plan. The Administrator may change the Investment Funds set forth in Section 1.24 at such time as it may determine in its sole and absolute discretion; provided, however, that the Administrator shall maintain, at a minimum, at least three investment funds representing a broad range of investment alternatives which provide Participants and Former Participants with a reasonable opportunity to materially affect the potential return on amounts in their Individual Accounts. The Administrator may use registered mutual funds, bank-maintained collective investment funds or similar arrangements as funding vehicles for the Investment Funds, provided that the underlying investments of any such arrangement are consistent with the investment objectives of the particular Investment Fund, as established by the Administrator. The Administrator, in its sole and absolute discretion, may at any time establish new Investment Funds or discontinue existing Investment Funds and may at any time increase or decrease the number of Investment Funds that are offered to Participants and Former Participants under the Plan. If the Administrator determines that there is insufficient participation in a particular Investment Fund, the Administrator may, in its sole and absolute discretion, discontinue the availability of that Investment Fund.

             A Participant or Former Participant may elect to invest the balance of his Individual Account in any one or more of the Investment Funds, but any such election of the Investment Funds must be in 10% increments totaling 100%. At the time an Employee becomes a Participant, he shall complete and file with the Administrator using the form furnished by the Administrator or, if permitted by the Administrator, an Interactive Electronic Communication, designating the Investment Funds under which his Salary Reduction Contributions, accounts under a plan merged into the Plan, Rollover Contributions, if any, Employer profit sharing contributions and Matching Contributions, if any, allocated to his Individual Account, if any, are to be initially invested. Separate elections may be made with respect to different types of contributions. The Employer's profit sharing contributions pursuant to Section 3.3, if any, and Matching Contributions pursuant to Section 3.2, if any, shall be invested in accordance with the Participant's elections in effect at the time that such Employer profit sharing contributions and Matching Contributions are actually made to the Plan. The directions, and any change thereto, must be in writing or, if permitted by the Administrator, by Interactive Electronic Communication.

             Up to 100% of the assets of a Participant's Individual Account attributable to contributions allocated to his Individual Account on or before May 31, 2008 may be invested in Fund 5. Effective June 1, 2008, a Participant may not direct that more than 50% of the assets of his Individual Account attributable to contributions allocated to his Individual Account after May 31, 2008 may be invested in Fund 5. If the investment election of any Participant in effect on June 1, 2008 provides for an election in excess of 50% to Fund 5, that investment election shall be automatically revised, effective June 1, 2008, with respect to the specific election to Fund 5 to provide for an election of 50% to Fund 5 and the percentage elected in excess of 50% shall be deemed to be an election of that excess percentage to the particular T. Rowe Price target date retirement fund (currently set forth in Section 1.24 as Funds 13-24) determined by the age of the Participant. Notwithstanding that the value of the assets in a Participant's Individual Account that are invested in Fund 5 on June 1, 2008 is 50% or more of the total value of the assets in his Individual Account on that date, the Participant's Individual Account may continue to hold that investment interest in Fund 5 after May 31, 2008 and the investment election in Fund 5 permitted by the two preceding sentences with respect to contributions allocated to his Individual Account after May 31, 2008 shall not be affected. A Participant shall not be permitted, however, to direct the Trustee (in writing, or if permitted by the Administrator, by giving an Interactive Electronic Communication) after May 31, 2008 to change the investment of the assets then allocated to his Individual Account if (i) that investment election requires reinvestment of any assets in his Individual Account into Fund 5 and the value of the assets in his Individual Account that are invested in Fund 5 on that date is 50% or more of the total value of the assets in his Individual Account on that date, or (ii) the effect of that investment election would result in more than 50% of the value of the total assets in his Individual Account on that date being invested in Fund 5.

             If an Employee has an employment or re-employment commencement date after May 31, 2008 and fails to complete and file with the Administrator using the form furnished by the Administrator or, if allowed by the Administrator, to give an Interactive Electronic Communication, directing the Trustee concerning the investment of his Individual Account, the entire balance of his Individual Account shall be invested in the particular T. Rowe Price target date retirement fund (currently set forth in Section 1.24 as Funds 13-24) determined by the age of the Participant or Former Participant pending the Administrator's receipt of investment direction from, or an Interactive Electronic Communication by, the Participant or Former Participant, or in such other default investment fund or funds as may be designated by the Administrator from time to time for such purpose which constitute a "qualified default investment alternative under the applicable Department of Labor regulations. At such time or times required by Section 404(c) of ERISA and the Department of Labor regulations promulgated thereunder, the Administrator shall give each Participant and Former Participant a Notice of his rights and obligations under the default arrangement which is sufficiently accurate and comprehensive to apprise the Participant or Former Participant of such rights and obligations and is written in a manner to be understood by the average Participant, as well as of such other information required by the applicable Department of Labor regulations. The Notice must (i) explain the Participant's or Former Participant's rights under the Plan to specifically elect to exercise control over the investment of his Individual Account, (ii) explain how the Participant's or Former Participant's Individual Account will be invested in the absence of an investment election by the Participant or Former Participant, and (iii) include all other information required by the applicable Department of Labor regulations. Each Participant and Former Participant whose Individual Account has been invested in a default investment fund shall be permitted to transfer to any other Investment Fund as frequently as Participants and Former Participants who affirmatively elect to direct the investment of their Individual Accounts hereunder. If an Employee has an employment or re-employment commencement date before June 1, 2008 and fails to direct the investment of his Individual Account, the entire balance of his Individual Account shall be invested in Fund 4.

             Effective January 1, 2007, the statement described in Section 10.2 that is required to be provided, at least quarterly, to the Participants, Former Participants, Beneficiaries and Alternate Payees for whom an Individual Account is held hereunder must include (i) the value of each investment to which assets in the individual's Individual Account are allocated (determined as of the Plan's most recent valuation date), (ii) an explanation of any limitations or restrictions on any right of the individual to direct an investment, (iii) an explanation, written in a manner calculated to be understood by the average Participant, of the importance, for the long-term retirement security of Participants of a well-balanced and diversified investment portfolio, including a statement of the risk that holding more than 20 percent of a portfolio in the security of one entity may not be adequately diversified, and (iv) a Notice directing the Participant, Former Participant, Beneficiary or Alternate Payee to the Internet website of the Department of Labor for sources of information on individual investing and diversification.

             6.    Section 22.10 of the Plan is hereby amended, effective June 1, 2008, to read as follows:

             Sec. 22.10    Effect of Participant Direction of Investments.  If a Participant or Former Participant shall exercise any such right to direct the investment of his Individual Account, including for this purpose, any Participant or Former Participant who timely receives the required Notice under Section 22.8 regarding the qualified default investment alternative but who fails to provide instructions to the Administrator directing the investment of his Individual Account as provided in Section 22.8, then, to that extent, the obligations, discretion, and duties with respect to such investments shall be deemed to have been allocated to that Participant or Former Participant within the meaning of Section 404(c) of ERISA and the Department of Labor regulations promulgated thereunder, and unless the direction is contrary to ERISA or the Administrator shall determine that such investment would be administratively infeasible and so notify that Participant or Former Participant, such directions shall be followed and no fiduciary with respect to the Plan shall be liable or responsible in any way for any losses or unfavorable results resulting therefrom. It is not intended that the Administrator be required to ascertain whether the Participant or Former Participant desires to give written or Interactive Electronic Communication directions pursuant to Section 22.8 before the Trustee exercises any power, right, or discretion granted the Trustee under the Trust Agreement.

             IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 12 to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED

/s/   Charles A. Mills
By:  Charles A. Mills, Vice President - Human Resources and Security

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